EXHIBIT 5.1

                                                                Mark Alan Siegel
                                                     Attorney & Counselor at Law

                                                               November 30, 2006

Board of Directors
Dialog Group, Inc.
Twelfth Floor
257 Park Avenue South
New York, NY 10010

         Re: Registration Statement on Form SB-2, File Number 333-138129

Gentlemen:

        You have requested my opinion as to the legality of the issuance by NuVim, Inc., (the "Corporation") of 5,557,237 shares of Common Stock (the "Shares") the resale of which is to be covered by an amended Registration Statement on Form SB-2 (the "Registration Statement") to be filed on or before December 15, 2006.

        I have reviewed and examined The Amended and Restated Articles of Incorporation of the Corporation and subsequent amendments thereto, the Corporation's Bylaws, the Corporation's minute book; the Registration Statement, the laws of the State of Delaware, including the Delaware General Corporation-Law, reported judicial decisions interpreting that law, and all applicable provisions of the Delaware Constitution., and those other matters as I have deemed relevant in order to form my opinion.

        Based upon the foregoing, and subject to the qualifications set forth below, I am of the opinion that the Shares, were duly authorized and are legally issued as fully paid and non-assessable in accordance with the Corporation's documents and Delaware's laws.

        This opinion is furnished by me as counsel to the Corporation. My opinion is subject to the qualification that no opinion is expressed herein as to the application of state securities or Blue Sky laws.

        I  hereby  consent  to  the  use of  this  opinion  in the  Registration
Statement.

                                                           Very truly yours,

                                                           /s/  Mark Alan Siegel
                                                           ---------------------
                                                           Mark Alan Siegel


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